PATICIPATION AGREEMENT
                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of American Skandia Life Assurance Corporation are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)

CONTRACT(S):
American Skandia Advisor Plan
American Skandia Advisor Plan II(sm)
American Skandia Advisor Plan II(sm) Premier
American Skandia XTra Credits(sm)
American Skandia XTra Credits(sm) Premier
American Skandia LifeVest(R)
American Skandia LifeVest(R) Premier
American Skandia Protector(sm) (AS Pros(sm))

Stagecoach Variable Annuity Plus (with respect to INVESCO VIF Technology and INVESCO VIF Health Sciences) Stagecoach Extra Credit (with respect to INVESCO VIF Technology and INVESCO VIF Health Sciences) Stagecoach Variable Annuity Flex (with respect to INVESCO VIF Technology and INVESCO VIF Health Sciences)

Evergreen Skandia Harvester Variable Annuity (with respect to INVESCO VIF Dynamics and INVESCO VIF Technology) Evergreen Skandia Harvester XTra Credit (with respect to INVESCO VIF Dynamics and INVESCO VIF Technology)

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account B (Class 2 Sub-accounts)

CONTRACT(S):
American Skandia Advisors Choice(R2000) (Choice2000)

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account B (Class 3 Sub-accounts)

CONTRACT(S):
American Skandia Impact (AS Impact(sm))

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account Q

CONTRACT(S):
American Skandia AS(k) @ Group Variable Annuity

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Separate Account F

CONTRACT(S):
American Skandia Trophy
American Skandia Life Champion
American Skandia Life Manager
American Skandia Life Horizon


Schedule Effective: May 1,2000